Exhibit 99.1

Company Contact:	Investor Relations:
William R. Council, III	Cameron Associates
President and CEO	Rodney O’Connor — (212) 554-5470
(615) 771-7575	John McNamara — (212) 554-5485
Advocat Announces 2007 First Quarter Results

BRENTWOOD, Tenn., (May 9, 2007) — Advocat Inc. (NASDAQ: AVCA) today announced its results for the first quarter ended March 31, 2007.
Income Statement Highlights for the First Quarter 2007
Net income from continuing operations was $1.4 million and $0.21 per diluted common share, compared to $6.7 million and $1.03 per diluted common share for the first quarter in 2006. The major items affecting net income comparability totaled about $4.9 million and included:
•	A tax provision of $0.9 million in 2007 compared to a tax benefit of $0.7 million in 2006 for a total increase in income tax expense of $1.6 million.

•	A professional liability expense of $0.4 million in 2007 versus a net benefit of $2.3 million in 2006, an increase of a non-cash expense of approximately $2.7 million.

•	A non-cash rent expense increase of approximately $0.6 million.
Funds Provided From Operations
Funds provided from operations in the first quarter of 2007 were $2.9 million versus $4.0 million in the first quarter of 2006 and $3.0 million in the fourth quarter of 2006. A major item affecting funds from operations in 2007 is the accrual for current income tax expense, which is approximately $0.5 million higher than in both the first and fourth quarters of 2006. Funds from operations is a non-GAAP measurement. A reconciliation of funds from operations to net income is included in the financial tables accompanying this press release.
Other highlights for the first quarter of 2007 compared to 2006 included:
•	Revenue of $54.6 million, up 3.7% from $52.6 million.

•	Average occupancy rate was 78.3%, compared to 78.4% in the first quarter of 2006.

•	Medicare days as a percent of total census increased to 14.8% from 14.5% in the first quarter of 2006.

•	Medicare Part A average rate per day increased to $339.21 from $321.53, an increase of 5.5%.

•	Medicaid average rate per day increased to $137.21 from $132.37, an increase of 3.7%.

•	Working capital increased to $9.5 million at March 31, 2007, compared to $8.2 million at December 31, 2006.

•	Debt was reduced by over $1.7 million during the quarter.

•	Shareholders’ equity increased to $5.2 million at March 31, 2007, compared to $3.8 million at December 31, 2006.

Major non-revenue items affecting 2007 financial results compared to 2006 were:
•	Employee wages included in operating expenses increased by $1.4 million, or 5.8%.

•	Costs of workers compensation expense decreased by $0.2 million.

•	Bad debt expense decreased by $0.2 million.
As a result of the previously announced termination of operations at a leased facility in Arkansas, the Company has reclassified its 2007 and prior period financial statements to include the results for this facility in discontinued operations.
Facility Renovation Update
Four facilities were renovated during 2006. First quarter 2007 results for these facilities compared to the first quarter of 2006 results were:
■ Average occupancy increased to 71.1% from 64.5%.
■ Medicare census as a percent of total increased to 17.2% from 14.2%.
Two more renovations were completed so far in 2007. The Company is also completing a partial renovation of its facility in Houston, Texas, which suffered water damage during a storm last summer. Management has begun one additional renovation and is currently reviewing plans for additional renovations, which are expected to be completed in the third and fourth quarters of 2007. The facilities selected for the initial projects were facilities with the most potential for improvement, and these results may not be indicative of results for future projects.
Included in this news release is a table of Selected Operating Statistics which provides certain information on our facilities by region.
CEO Remarks
William R. Council, III, President and CEO of Advocat, commented, “We are gratified with operational performance in the first quarter. In particular, Medicare utilization as measured by days as a percent of total census climbed to a new high of 14.8%. This compares to 13.8% for all of 2006. In addition, reflecting the Company’s ability to provide care to patients with higher acuity levels, our Medicare and Medicaid revenues per day increased by 5.5% and 3.7%, respectively, over the prior year. Although occupancy was relatively flat, costs were contained and on budget. Employee wages were higher, partly driven by the increase in Medicare utilization requirements. The expenses for professional liability of $0.4 million were approximately $1.9 million lower for the quarter than the quarterly rate of the guidance figures we projected for the total 2007 year.
“As part of our strategic growth initiative, I am very excited to announce that the Company is recruiting for a Development Officer. This new senior management position will be responsible for originating and developing growth opportunities for the Company. I expect that this growth will be primarily through the acquisition of skilled nursing centers.”
Guidance Update
We are revising our previously issued 2007 guidance as a result of two major developments. First, we had better than expected performance in the first quarter. Second, as previously announced, the Company terminated operations at a leased facility in Arkansas during the first quarter, and reclassified its financial statements to include the results of operations of this facility in discontinued operations for 2007 and prior periods. This facility had revenues and expenses of approximately $0.6 million each in the first quarter of 2007 and, as a result, did not contribute to cash flows or results of operations.

We are revising our 2007 annual revenue guidance downward to a range of $220 million to $224 million, compared to the original range of $221 million to $228 million. Although total revenues are slightly lower, we are revising our guidance on net income from continuing operations upward to a range of $1.5 million to $2.0 million, compared to the original range of a loss of $0.1 million to income of $0.4 million. Based on these revisions, we are increasing our guidance for funds from operations to a range of $13.5 million to $14.5 million, compared to our original guidance of $13.3 million to $14.0 million.
This revised guidance reflects the impact of higher Medicare utilization, cost containment and the changes in our accrual for professional liability during the first quarter. It does not include the effect of any adjustments of prior year professional liability accruals that may be recorded in the remainder of 2007. Based on an estimated weighted average 6.1 million diluted common shares outstanding, diluted earnings per common share for 2007 is expected to range from $0.19 to $0.28 per share, compared to our original guidance of ($0.08) to $0.01 per share.
Conference Call Information
A conference call has been scheduled for Thursday, May 10, 2007 at 9:00 A.M. Central time (10:00 A.M. Eastern time) to discuss 2007 first quarter results.
The conference call information is as follows:

Date:	Thursday, May 10, 2007
Time:	9:00 A.M. Central, 10:00 A.M. Eastern
Webcast Links:	www.streetevents.com
www.earnings.com
www.irinfo.com/avc

Dial in numbers:	(800) 299-9630 (domestic) or (617) 786-2904 (international)
Passcode:	56736212
A replay of the conference call will be accessible two hours after its completion through May 17, 2007 by dialing (888) 286-8010 (domestic) or (617) 801-6888 (international) and entering passcode 57135944.
FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this report. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors could cause our actual results to differ materially from the results expressed or implied in any forward looking statements, including but not limited to, changes in governmental reimbursement, government regulation and health care reforms, the increased cost of borrowing under our credit agreements, ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, our ability to control costs, changes to our valuation allowance for deferred tax assets, changes in occupancy rates in our facilities, the impact of future licensing surveys, the outcome of regulatory proceedings alleging violations of laws and regulations governing quality of care or violations of other laws and regulations applicable to our business, the effects of changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations of the Company, the effect of changes in accounting policies, as well as other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as well as in other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Advocat Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.
Advocat provides long term care services to patients in 42 skilled nursing centers containing 4,405 licensed nursing beds, primarily in the Southeast. For additional information about the Company, visit Advocat’s web site: http://www.irinfo.com/avc
-Financial Tables to Follow-

ADVOCAT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2007	2006
	(unaudited)
ASSETS:
Current Assets
Cash and cash equivalents	$12,428	$12,344
Restricted cash	25	25
Receivables, net	15,971	16,902
Deferred income taxes	2,410	1,785
Other current assets	5,885	6,734

Total current assets	36,719	37,790
Property and equipment, net	29,602	28,773
Deferred income taxes	20,874	21,849
Note receivable, net	4,880	4,758
Other assets, net	3,118	3,731

TOTAL ASSETS	$95,193	$96,901

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Short-term debt and current portion of long-term debt and settlement promissory notes	$5,811	$7,249
Trade accounts payable	4,397	4,566
Accrued expenses:
Payroll and employee benefits	8,028	9,363
Current portion of self-insurance reserves	5,270	4,838
Other current liabilities	3,666	3,600

Total current liabilities	27,172	29,616
Noncurrent Liabilities
Long-term debt and settlement promissory notes, less current portion	23,964	24,267
Self-insurance reserves, less current portion	21,330	22,159
Other noncurrent liabilities	6,655	5,733

Total noncurrent liabilities	51,949	52,159

PREFERRED STOCK	10,864	11,289

SHAREHOLDERS’ EQUITY	5,208	3,837

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$95,193	$96,901

ADVOCAT INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share data)

	For the Three Months
	Ended March 31,
	2007	2006
	(Unaudited)	(Unaudited)
PATIENT REVENUES, NET	$54,592	$52,647

EXPENSES:
Operating	41,740	40,090
Lease	4,596	3,825
Professional liability	423	(2,276)
General and administrative	4,078	3,481
Stock-based compensation	69	—
Depreciation	909	935

	51,815	46,055

OPERATING INCOME	2,777	6,592

OTHER INCOME (EXPENSE):
Foreign currency transaction gain (loss)	47	(9)
Other income	—	207
Interest income	251	183
Interest expense	(816)	(999)

	(518)	(618)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,259	5,974
PROVISION (BENEFIT) FOR INCOME TAXES	879	(729)

NET INCOME FROM CONTINUING OPERATIONS	1,380	6,703
DISCONTINUED OPERATIONS:
Operating income (loss), net of tax provision (benefit) of $11 and $0, respectively	16	(20)
Gain (loss) on sale, net of tax provision (benefit) of ($23) and $0, respectively	(35)	8

NET LOSS FROM DISCONTINUED OPERATIONS	(19)	(12)

NET INCOME	1,361	6,691
PREFERRED STOCK DIVIDENDS	86	83

NET INCOME FOR COMMON STOCK	$1,275	$6,608

NET INCOME (LOSS) PER COMMON SHARE:
Per common share — basic
Income from continuing operations	$0.22	$1.15
Income (loss) from discontinued operations	0.00	0.00

	$0.22	$1.15

Per common share — diluted
Income from continuing operations	$0.21	$1.03
Income (loss) from discontinued operations	0.00	(0.01)

	$0.21	$1.02

WEIGHTED AVERAGE COMMON SHARES:
Basic	5,870	5,740

Diluted	6,126	6,503

ADVOCAT INC.
FUNDS PROVIDED BY OPERATIONS
(In thousands)

	Three Months Ended
	March 31,		December 31,
	2007	2006	2006
	(Unaudited)	(Unaudited)	(Unaudited)
NET INCOME	$1,361	$6,691	$2,363
Loss from discontinued operations	(19)	(12)	(72)

Net income from continuing operations	1,380	6,703	2,435
Adjustments to reconcile net income from continuing operations to funds provided by operations:
Depreciation	909	935	864
Provision for doubtful accounts	110	339	379
Deferred income tax benefit	350	(778)	(456)
Benefit from self-insured professional liability, net of cash payments	(472)	(2,975)	(1,207)
Stock-based compensation	69	—	80
Amortization of deferred balances	69	51	104
Provision for leases in excess of cash payments	583	8	592
Other	(77)	(263)	214

FUNDS PROVIDED BY OPERATIONS	$2,921	$4,020	$3,005

Reconciliation of funds provided by operations to cash flow from operating activities:
Funds provided by Operations	$2,921	$4,020	$3,005
Changes in other assets and liabilities affecting operating activities:
Receivables, net	755	323	1,388
Prepaid expenses and other assets	737	(213)	1,331
Trade accounts payable and accrued expenses	(1,532)	(1,880)	$1,973

Net cash provided by operating activities of continuing operations	$2,881	$2,250	$7,697

Advocat provides financial measures using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. Funds from Operations is defined as cash flow from operating activities before changes in other assets and liabilities affecting operating activities. Management believes that funds from operations is an important measurement of the Company’s performance because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred tax benefit and other non-cash charges. Since the definition of Funds from Operations may vary among companies and industries, it should not be used as a measure of performance among companies.

ADVOCAT INC.
SELECTED OPERATING STATISTICS
MARCH 31, 2007
(Unaudited)

			For the Three Months Ended March 31, 2007
								Medicare	Medicaid
								Room and	Room and
	As of		Skilled	Occupancy			Q1	Board	Board
	March 31, 2007		Nursing	(Note 1)			2007	Revenue	Revenue
			Average				Revenue	PPD	PPD
	Licensed	Available	Daily	Licensed	Available	Medicare	($ in millions)	Q1 2007	Q1 2007
Region	Beds	Beds	Census	Beds	Beds	Utilization	(Note 4)	(Note 2)	(Note 2)
Alabama	711	699	595	83.6%	85.1%	14.9%	$9.7	$326.36	$143.68
Arkansas	1,311	1,156	860	65.6%	74.4%	16.3%	12.7	314.72	128.46
Florida	502	460	428	85.2%	92.9%	11.2%	7.4	366.00	159.70
Kentucky (Note 3)	775	742	692	89.2%	93.2%	13.6%	12.2	363.22	154.91
Tennessee	617	586	505	81.8%	86.2%	16.5%	7.6	345.15	123.37
Texas	489	440	372	76.0%	84.5%	15.0%	4.8	350.51	101.64

Total	4,405	4,083	3,451	78.3%	84.5%	14.8%	$54.4	$339.21	$137.21

Note 1:
The number of “Licensed beds” is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed beds. The number of “Available Beds” represents “licensed beds” less beds removed from service. “Available beds” is subject to change based upon the needs of the facilities, including configuration of patient rooms and offices, status of beds (private, semi-private, ward, etc.) and renovations.

Note 2:	These Medicare and Medicaid revenue rates include room and board revenues but do not include any ancillary revenues related to these patients.

Note 3:	The Kentucky region includes nursing centers in Kentucky, West Virginia and Ohio.

Note 4:	Total revenue for regions excludes approximately $0.2 million of ancillary services revenue.
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